UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
 _____________________________________________
 Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 21, 2017
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MPLX LP
(Exact name of registrant as specified in its charter)
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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 421-2414
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2017, MPLX LP, a Delaware limited partnership (“MPLX”), entered into a Credit Agreement among MPLX, as borrower, Wells Fargo Bank, National Association, as administrative agent, each of Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and RBC Capital Markets, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., and Royal Bank of Canada, as documentation agents, and the other lenders and issuing banks that are parties thereto (the “Credit Agreement”) providing for a five-year $2.25 billion revolving credit facility. The Credit Agreement replaced the 2014 Credit Agreement (as defined in item 1.02 below), which was terminated concurrently with entering into the Credit Agreement.
The Credit Agreement includes letter of credit issuing capacity of up to approximately $222 million (subject to agreement of any lenders to increase their letter of credit issuing commitments thereunder) and swingline loan capacity of up to $100 million. The revolving credit facility may be increased by up to an additional $500 million, subject to certain customary conditions, including the consent of the lenders whose commitments would increase. The Credit Agreement is for a five-year term with a maturity date of July 21, 2022 and may be extended for up to two additional one-year periods subject to, among other conditions, the consent of the lenders holding a majority of the revolving credit facility commitments, provided that the commitments held by any non-consenting lenders will terminate on the original maturity date.
Commitment fees ranging from 12.5 basis points to 30.0 basis points per annum, depending on MPLX’s credit ratings (currently 20.0 basis points), accrue on the unused commitments under the Credit Agreement. Borrowings under the Credit Agreement bear interest, at MPLX’s election, at either (i) the Adjusted LIBO Rate (as defined in the Credit Agreement) plus a margin ranging from 112.5 basis points to 200.0 basis points per annum, depending on MPLX’s credit ratings (currently 150.0 basis points), or (ii) or the Alternate Base Rate (as defined in the Credit Agreement) plus a margin ranging from 12.5 basis points to 100.0 basis points per annum, depending on MPLX’s credit ratings (currently 50.0 basis points).
The Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for an agreement of this type, including a covenant that requires MPLX’s ratio of Consolidated Total Debt (as defined in the Credit Agreement) to Consolidated EBITDA (as defined in the Credit Agreement) for the four prior fiscal quarters not to exceed 5.0 to 1.0 as of the last day of each fiscal quarter (or 5.5 to 1.0 during an Acquisition Period (as defined in the Credit Agreement)). Consolidated EBITDA is subject to adjustments for certain acquisitions completed and capital projects undertaken during the relevant period. In addition to commitment fees and interest changes, MPLX agreed to pay administrative fees, letter of credit fronting fees and other customary fees and to reimburse certain expenses of the lenders incurred in connection with the Credit Agreement.
Certain lenders that are parties to the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for MPLX and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.
The above description of the material terms and conditions of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement on July 21, 2017, MPLX terminated its $2.0 billion revolving Credit Agreement, dated as of November 20, 2014 and amended effective as of December 4, 2015 (the “2014 Credit Agreement”), by and among MPLX, Wells Fargo Bank, National Association, as administrative agent, and the various other commercial lending institutions that were party thereto. Summaries of the terms of the 2014 Credit Agreement and amendment may be found in the Current Reports on Form 8-K filed by MPLX on November 26, 2014 and November 2, 2015, which summaries are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1
Credit Agreement, dated as of July 21, 2017, among MPLX LP, as borrower, Wells Fargo Bank, National Association, as administrative agent, each of Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and RBC Capital Markets, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., and Royal Bank of Canada, as documentation agents, and the other lenders and issuing banks that are parties thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: July 27, 2017	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Corporate Secretary and Chief Compliance Officer

Index to Exhibits

Exhibit Number	Description

10.1
Credit Agreement, dated as of July 21, 2017, among MPLX LP, as borrower, Wells Fargo Bank, National Association, as administrative agent, each of Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and RBC Capital Markets, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., and Royal Bank of Canada, as documentation agents, and the other lenders and issuing banks that are parties thereto.